UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2009
Commission file numbers:

SunGard Capital Corp.	000-53653
SunGard Capital Corp. II	000-53654
SunGard Data Systems Inc.	1-12989
SunGard® Capital Corp.
SunGard® Capital Corp. II
SunGard® Data Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-3059890
Delaware	20-3060101
Delaware	51-0267091
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

680 East Swedesford Road
Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (484) 582-2000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 16, 2009, Robert F. Woods accepted the offer of SunGard Data Systems Inc. (the “Company”) to serve as chief financial officer effective January 1, 2010. Mr. Woods will succeed Michael J. Ruane, who will resign from his position as chief financial officer of the Company effective January 1, 2010, but will remain an employee of the Company in the role of chief financial officer of the Company’s Availability Services business.
From 2004 to 2009, Mr. Woods, age 54, was chief financial officer of IKON Office Solutions, a document management systems and services company. Previously, he served as vice president and controller and vice president and treasurer at IBM Corporation; and vice president, finance for IBM Asia-Pacific. Mr. Woods began his career at Deloitte, Haskins & Sells and went on to hold various positions in tax, treasury, accounting and finance at DuPont.
On December 21, 2009, the Company entered into a definitive employment agreement with Mr. Woods with an effective date of January 1, 2010. The terms include the following:
•	A term through January 1, 2012, with one-year renewals automatically effective one year before expiration, unless terminated on one year’s advance notice;
•	An annual base salary of $500,000, subject to review periodically for appropriate increases by the CEO or the Compensation Committee of the Board of Directors pursuant to the Company’s normal performance review policies for senior level executives;
•	The opportunity to participate in all short-term and long-term incentive programs established by the Company for senior level executives, with an annual 2010 cash bonus at target of $750,000;
•	Employee benefits consistent with those made available to the Company’s senior level executives;
•	Subject to Compensation Committee approval and subject to the terms and conditions of the Company’s equity plan and applicable grant agreements, an equity grant of 215,265 restricted stock units (“RSUs”) and 542,112 Class A common stock options in 2010; an equity grant of 129,159 RSUs and 325,267 Class A common stock options in 2011; and an equity grant of 43,053 RSUs and 108,422 Class A common stock options in 2012;
•	The right to receive certain severance payments and benefits, including upon a termination without “cause,” a resignation for “good reason” or a change in control; and
•	Certain restrictive covenants (noncompetition, confidentiality and nonsolicitation).
Item 7.01 Regulation FD Disclosure.
On December 21, 2009, the Company issued a press release announcing Mr. Woods’ appointment as chief financial officer, succeeding Mr. Ruane. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 and in this Item shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Title

99.1	Press Release, dated December 21, 2009, issued by SunGard Data Systems Inc.

99.2	Employment Agreement by and between SunGard Data Systems Inc. and Robert Woods effective as of January 1, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunGard Capital Corp. SunGard Capital Corp. II
December 21, 2009	By:	/s/ Victoria E. Silbey
Victoria E. Silbey
Vice President
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunGard Data Systems Inc.
December 21, 2009	By:	/s/ Victoria E. Silbey
Victoria E. Silbey
Senior Vice President-Legal, General Counsel

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Press Release, dated December 21, 2009, issued by SunGard Data Systems Inc.

99.2	Employment Agreement by and between SunGard Data Systems Inc. and Robert Woods effective as of January 1, 2010.